The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement        SUBJECT TO COMPLETION       April 16, 2009

Pricing Supplement dated April _, 2009
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated October 20, 2008)

================================================================================

[RBC LOGO]                                       $
                                  Reverse Convertible Notes, each
                   Linked to the Common Stock of a Single Reference Stock Issuer



================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated October 20, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to twenty one (21) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes") and some of six months ("Six Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 April 27, 2009

Issuance Date:                April 30, 2009

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

  Coupon Payment Date (s):    The coupon will be paid on the last business day
                              of each month during the term of the note except for the final coupon, which will be paid on the Maturity Date.

Three Month Notes:

             Valuation Date:  July 28, 2009

              Maturity Date:  July 31, 2009

Six Month Notes:

             Valuation Date:  October 27, 2009

              Maturity Date:  October 30, 2009

Reference Stock:

    No.  Principal  Reference Stock                         Ticker     Coupon   Strike    Barrier   Term        CUSIP
    ---  ---------  ---------------                         ------     ------   ------    -------   ----        -----
          Amount                                                       Rate     Price     Price
          ------                                                       ----     -----     -----
    1253     $      Apple Inc.                              AAPL       11.00%    $[ ]      75.00%  3 month   78008GP71

    1254     $      Aflac, Inc.                             AFL        24.25%    $[ ]      60.00%  3 month   78008GP89

    1255     $      Amazon.com, Inc.                        AMZN       10.00%    $[ ]      65.00%  3 month   78008GP97

    1256     $      Bank of America Corporation             BAC        34.00%    $[ ]      60.00%  3 month   78008GQ21

    1257     $      CA Inc.                                 CA         10.00%    $[ ]      75.00%  3 month   78008GQ39

    1258     $      Caterpillar Inc.                        CAT        14.50%    $[ ]      65.00%  3 month   78008GQ47

    1259     $      Deere & Company                         DE         14.50%    $[ ]      65.00%  3 month   78008GQ54

    1260     $      Devon Energy Corporation                DVN        16.20%    $[ ]      75.00%  3 month   78008GQ62

    1261     $      Freeport-McMoRan Copper & Gold, Inc.    FCX        20.30%    $[ ]      65.00%  3 month   78008GQ70

    1262     $      Frontier Oil Corporation                FTO        24.00%    $[ ]      65.00%  3 month   78008GQ88

    1263     $      General Electric Company                GE         23.75%    $[ ]      65.00%  3 month   78008GQ96

    1264     $      The Home Depot, Inc.                    HD         12.00%    $[ ]      75.00%  3 month   78088GR20

    1265     $      JPMorgan Chase & Co.                    JPM        21.00%    $[ ]      60.00%  3 month   78008GR38

    1266     $      Lowe's Companies, Inc.                  LOW        14.50%    $[ ]      75.00%  3 month   78008GR46

    1267     $      Monsanto Company                        MON        12.25%    $[ ]      75.00%  3 month   78008GR53

    1268     $      Microsoft Corporation                   MSFT       10.00%    $[ ]      75.00%  3 month   78008GR61

    1269     $      Nucor Corporation                       NUE        18.50%    $[ ]      65.00%  3 month   78008GR79

    1270     $      Union Pacific Corporation               UNP        11.00%    $[ ]      65.00%  3 month   78008GR87

    1271     $      U.S. Bancorp                            USB        23.25%    $[ ]      60.00%  3 month   78008GR95

    1272     $      Wells Fargo & Company                   WFC        23.25%    $[ ]      60.00%  3 month   78008GS29

    1273     $      Chevron Corporation                     CVX        10.25%    $[ ]      75.00%  6 month   78008GS37

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)  the Final Stock Price is less than the
                                   Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading Day Monitoring, on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            Close of Trading Day

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated October
                              20, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated October 20, 2008 and "Selected Risk Considerations" in this pricing supplement.


The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.


The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.



The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.



                                                       Proceeds to Royal Bank of
        Price to Public         Agent's Commission              Canada
        ---------------         ------------------              ------




                         RBC Capital Markets Corporation
                                  April _, 2009

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated October 20, 2008:
     http://idea.sec.gov/Archives/edgar/data/1000275/000121465908002315/
     0001214659-08-002315.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.

                                    If the closing          If the closing
                                  market price of the     market price of the
                                    Reference Stock         Reference Stock
                                  does not fall below       falls below the
                                  the Barrier Price on     Barrier Price on
                                   any day during the     any day during the      Hypothetical
                                   Monitoring Period:     Monitoring Period:        Physical
                                                                                    Delivery       Hypothetical
                                     Hypothetical            Hypothetical          Amount as      Cash Delivery
      Hypothetical Final              Payment at              Payment at           Number of        Amount as
   Share Price as Percentage          Maturity as            Maturity as         Shares of the    Percentage of
               of                    Percentage of          Percentage of          Reference        Principal
      Initial Share Price           Principal Amount       Principal Amount          Stock            Amount
      -------------------           ----------------       ----------------          -----            ------
            200.00%                     100.00%                100.00%                n/a               n/a

            175.00%                     100.00%                100.00%                n/a               n/a

            150.00%                     100.00%                100.00%                n/a               n/a

            125.00%                     100.00%                100.00%                n/a               n/a

            100.00%                     100.00%                100.00%                n/a               n/a

             95.00%                     100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

             90.00%                     100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

             85.00%                     100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

             80.00%                     100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

             79.50%                       n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

             50.00%                       n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

             25.00%                       n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

              0.00%                       n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated October 20, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated October 20, 2008.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated October 20, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated October 20, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008GP71 (AAPL): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GP89 (AFL): [ ]% of each stated interest payment (24.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (24.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GP97 (AMZN): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQ21 (BAC): [ ]% of each stated interest payment (34.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (34.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQ39 (CA): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQ47 (CAT): [ ]% of each stated interest payment (14.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQ54 (DE): [ ]% of each stated interest payment (14.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQ62 (DVN): [ ]% of each stated interest payment (16.20% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQ70 (FCX): [ ]% of each stated interest payment (20.30% in total) will be treated as an interest payment and [ ]% of each stated interest payment (20.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQ88 (FTO): [ ]% of each stated interest payment (24.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (24.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GQ96 (GE): [ ]% of each stated interest payment (23.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (23.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GR20 (HD): [ ]% of each stated interest payment (12.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GR38 (JPM): [ ]% of each stated interest payment (21.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (21.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GR46 (LOW): [ ]% of each stated interest payment (14.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GR53 (MON): [ ]% of each stated interest payment (12.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GR61 (MSFT): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GR79 (NUE): [ ]% of each stated interest payment (18.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GR87 (UNP): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GR95 (USB): [ ]% of each stated interest payment (23.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (23.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GS29 (WFC): [ ]% of each stated interest payment (23.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (23.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GS37 (CVX): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Apple Inc.designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores, , and digital content through the iTunes Store. It sells to consumer, small and mid-sized business (SMB), education, enterprise, government, and creative customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030

     o Aflac Incorporated is a general business holding company and acts as a management company, overseeing the operations of its subsidiaries by providing management services and making capital available. Its principal business is supplemental health and life insurance, which is marketed and administered through its subsidiary, American Family Life Assurance Company of Columbus (Aflac), which operates in the United States (Aflac U.S.) and as a branch in Japan (Aflac Japan). Aflac's insurance business consists of two segments: Aflac Japan and Aflac U.S. Aflac Japan sells cancer plans, general medical indemnity plans, medical/sickness riders, care plans, living benefit life plans, ordinary life insurance plans and annuities. Aflac U.S. sells accident/disability plans, cancer expense plans, short-term disability plans, sickness and hospital indemnity plans, hospital intensive care plans, fixed-benefit dental plans, vision care plans, long-term care plans and life insurance products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07434

     o Amazon.com, Inc. (Amazon.com) offers services to consumer customers, seller customers and developer customers. The Company serves its consumer customers through its retail Websites. It offers programs that enable seller customers to sell their products on the Company's Websites and their own branded Websites. It serves developer customers through Amazon Web Services, which provides access to technology infrastructure that developers can use to enable virtually any type of business. In addition, the Company generates revenue through co-branded credit card agreements and other marketing and promotional services, such as online advertising. The Company's operations are organized into two principal segments: North America and International. In August 2008, Amazon.com purchased Shelfari, a social network for book lovers. In December 2008, Amazon.com announced the completion of its acquisition of AbeBooks.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-22513

     o Bank of America Corporation (Bank of America) is a bank holding company and a financial holding company. Through its banking subsidiaries and various non-banking subsidiaries throughout the United States and in selected international markets, it provides a diversified range of banking and non-banking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking and Global Wealth and Investment Management. Bank of America operates in 50 states, the District of Columbia and more than 40 foreign countries. Bank of America has 6,100 banking centers, approximately 18,700 automated teller machines (ATMs), nationwide call centers, and online and mobile banking platforms. On January 1, 2009, Bank of America announced the purchase of Merrill Lynch & Co., Inc. On July 1, 2008, Bank of America completed the acquisition of Countrywide Financial Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06523

     o    CA, Inc. (CA) is an independent provider of information technology
          (IT) management software. The Company designs, develops, markets, licenses and supports IT management software products that operate on a range of hardware platforms and operating systems. The Company helps customers govern, manage and secure their entire IT operation, all of the people, information, processes, systems, networks, applications and databases from a Web service to the mainframe, regardless of the hardware or software they are using. It licenses its products worldwide, principally to IT service providers, financial services companies, governmental agencies, retailers, manufacturers, educational institutions and healthcare institutions. CA offers its software products and solutions directly to its customers through its direct sales force and indirectly through global systems integrators, value-added partners, original equipment manufacturers and distribution partners.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09247

     o Caterpillar Inc. (Caterpillar) operates in three principal lines of business: Machinery, Engines and Financial Products. Machinery deals with the design, manufacture, marketing and sales of construction, mining and forestry machinery. Engines business deals with the design, manufacture, marketing and sales of engines. Financial Products, consists primarily of Caterpillar Financial Services Corporation (Cat Financial), Caterpillar Insurance Holdings, Inc. (Cat Insurance), Caterpillar Power Ventures Corporation (Cat Power Ventures) and their respective subsidiaries. In April 2008, Satyam Computer Services Limited acquired Caterpillar's market research and customer analytics operations. In April 2008, Caterpillar expanded its Global Mining business through the acquisition of Lovat Inc. (Lovat), a global manufacturer of tunnel boring machines used in the construction of metro, railway, road, sewer, water main, penstock, mine access, high voltage cable and telecommunications tunnels.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00768

     o Deere & Company (John Deere), through its subsidiaries, operates in four business segments. The agricultural equipment segment manufactures and distributes a full line of farm equipment and related service parts. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses. The construction and forestry segment manufactures, distributes to dealers and sells at retail a range of machines and service parts used in construction, earthmoving, material handling and timber harvesting. The credit segment primarily finances sales and leases by John Deere dealers of new and used agricultural, commercial and consumer, and construction and forestry equipment. In May 2008, the Company acquired T-Systems International, Inc. In June 2008, it acquired a 50 % equity investment in Xuzhou Xuwa Excavator Machinery Co., Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04121

     o Devon Energy Corporation (Devon) is an independent energy company engaged primarily in oil and gas exploration, development and production, the acquisition of producing properties, the transportation of oil, gas and natural gas liquids and the processing of natural gas. Devon owns oil and gas properties principally in the United States and Canada and, to a lesser degree, various regions located outside North America, including Azerbaijan, Brazil and China. The Company also owns properties in West Africa. In addition to its oil and gas operations, Devon has marketing and midstream operations primarily in North America. These include marketing natural gas, crude oil and natural gas liquids (NGLs), and constructing and operating pipelines, storage and treating facilities and gas processing plants. In June 2008, the Company announced the completion of the sale of its oil and gas business in Equatorial Guinea by GEPetrol.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32318

     o Freeport-McMoran Copper & Gold Inc. (FCX), through its wholly owned subsidiary, Phelps Dodge Corporation (Phelps Dodge) is a copper, gold and molybdenum mining company. The Company's portfolio of assets includes the Grasberg minerals district in Indonesia, which contains single recoverable copper reserve and the single gold reserve of any mine; significant mining operations in North and South America, and the Tenke Fungurume development project in the Democratic Republic of Congo (DRC). As of December 31, 2008, consolidated recoverable proven and probable reserves totaled 102.0 billion pounds of copper, 40 million ounces of gold, 2.48 billion pounds of molybdenum, 266.6 million ounces of silver and 0.7 billion pounds of cobalt. Approximately 35 % of its copper reserves were in Indonesia, approximately 31 % were in South America, approximately 28 % were in North America and approximately six % were in Africa.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01

     o Frontier Oil Corporation (Frontier) is an independent energy company engaged in crude oil refining and the wholesale marketing of refined petroleum products. The Company operates refineries (the Refineries) in Cheyenne, Wyoming and El Dorado, Kansas with a total annual average crude oil capacity of approximately 182,000 barrels per day (bpd). Frontier's Cheyenne Refinery has a permitted crude oil capacity of 52,000 bpd on a 12-month average. The Company markets its refined products primarily in the eastern slope of the Rocky Mountain region, which encompasses eastern Colorado (including the Denver metropolitan area), eastern Wyoming and western Nebraska (the Eastern Slope). The Cheyenne Refinery has a coking unit, which allows the refinery to process amounts of heavy crude oil for use as a feedstock. During the year ended December 31, 2008, heavy crude oil constituted approximately 76% of the Cheyenne Refinery's total crude oil charge.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07627

     o General Electric Company (GE) is a diversified technology, media and financial services company. Its products and services include aircraft engines, power generation, water processing, security technology, medical imaging, business and consumer financing, media content and industrial products. As of December 31, 2008, GE operated in five segments: Energy Infrastructure, Technology Infrastructure, NBC Universal, Capital Finance and Consumer & Industrial. In January 2009, the Company acquired Interbanca S.p.A., an Italian corporate bank. In April 2008, Oil & Gas completed the acquisition of the Hydril Pressure Controls business from Tenaris. In September 2008, the Company announced the sale of its Japanese consumer finance business to Shinsei Bank. During the year ended December 31, 2008, the Company acquired Whatman plc; Vital Signs, Inc.; Merrill Lynch Capital, and CitiCapital.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00035

     o The Home Depot, Inc.is a home improvement retailer. The Home Depot stores sell an assortment of building materials, home improvement and lawn and garden products, and provide a number of services. The Home Depot stores average approximately 105,000 square feet of enclosed space, with approximately 24,000 additional square feet of outside garden area. During the fiscal year ended February 1, 2009 (fiscal
          2008), the Company had 2,233 The Home Depot stores located throughout the United States, including the Commonwealth of Puerto Rico and the territories of the United States Virgin Islands and Guam, Canada, China and Mexico. On January 26, 2009, the Company announced the closing of its EXPO, THD Design Center and Yardbirds stores.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08207

     o JPMorgan Chase & Co. (JPMorgan Chase) is a financial holding company. JPMorgan Chase's principal bank subsidiaries are JPMorgan Chase Bank, National Association (JPMorgan Chase Bank, N.A.), a national banking association with branches in 23 states, and Chase Bank USA, National Association (Chase Bank USA, N.A.), a national bank that is the Company's credit card issuing bank. JPMorgan Chase's principal non-banking subsidiary is J.P. Morgan Securities Inc., its United States investment banking firm. The bank and non-bank subsidiaries of JPMorgan Chase operate nationally, as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05805

     o Lowe's Companies, Inc. is a home improvement retailer. As of January 30, 2009, the Company operated 1,638 stores across 50 states and 11 stores in Canada. Its 1,649 stores represent approximately 187 million square feet of retail selling space. The Company serves homeowners, renters and commercial business customers. Homeowners and renters primarily consist of do-it-yourself (DIY) customers and do-it-for-me
          (DIFM) customers who utilize the Company's installed sales programs, as well as others buying for personal and family use. Commercial business customers include those who work in the construction, repair/remodel, commercial and residential property management, and business maintenance professions. The Company offers a line of products and services for home decorating, maintenance, repair, remodeling and property maintenance.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07898

     o Monsanto Company (Monsanto) along with its subsidiaries, is a global provider of agricultural products for farmers. The Company's seeds, biotechnology trait products, and herbicides provide farmers with solutions to produce foods for consumers and feed for animals. It has two segments: Seeds and Genomics, and Agricultural Productivity. In October 2008, the Company consummated the sale of its dairy business. In September 2007, Monsanto acquired Agroeste Sementes, a Brazilian corn seed company. Agroeste focuses on hybrid corn seed production and serves farmers throughout Brazil. In June 2008, it acquired De Ruiter and a related company. De Ruiter is a protected-culture vegetable seeds company based in the Netherlands with operations worldwide. In July 2008, the Company acquired Marmot, S.A., which operates Cristiani, a seed company. In December 2008, Monsanto acquired Aly Participacoes Ltda., which operates the sugarcane breeding and technology companies, CanaVialis S.A. and Alellyx S.A.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16167

     o Microsoft Corporation develops, manufactures, licenses and supports a range of software products for computing devices. The Company's software products include operating systems for servers, personal computers and intelligent devices, server applications for distributed computing environments, information worker productivity applications, business solution applications, high-performance computing applications and software development tools and video games. It provides consulting and product support services, and trains and certifies computer system integrators and developers. Microsoft Corporation sells the Xbox 360 video game console and games, the Zune digital music and entertainment device, PC games, and peripherals. The Company has five segments: Client, Server and Tools, the Online Services Business, the Microsoft Business Division, and the Entertainment and Devices Division.In June 2008, the Company acquired Navic Networks. In September 2008, it acquired DATAllegro Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-14278

     o Nucor Corporation (Nucor) and its affiliates are manufacturers of steel and steel products, with operating facilities and customers primarily located in North America. The Company operates in three business segments: steel mills, steel products and raw materials. In 2008, the Company recycled approximately 20 million tons of scrap steel. In February 2008, the Company completed the acquisition of SHV North America Corporation, which owns 100% of The David J. Joseph Company (DJJ) and certain affiliates. In July 2008, the Company completed the acquisition of a 50% interest in Duferdofin - Nucor S.r.l.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04119

     o Union Pacific Corporation (UPC) is engaged in the transportation business. The Company's operating company, Union Pacific Railroad Company (UPRR), links 23 states in the western two-thirds of the United States. Union Pacific Railroad Company's business mix includes agricultural products, automotive, chemicals, energy, industrial products and intermodal. UPRR has approximately 32,012 route miles, linking Pacific Coast and Gulf Coast ports with the Midwest and eastern United States gateways and providing several corridors to Mexican gateways. The freight traffic consists of bulk, manifest and premium business. Bulk traffic consists of coal, grain, rock, or soda ash in unit trains. Manifest traffic is individual carload or less than train-load business, including commodities, such as lumber, steel, paper and food. The transportation of finished vehicles and intermodal containers is part of the premium business.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06075

     o U.S. Bancorp operates as a financial holding company and a bank holding company. U.S. Bancorp provides a range of financial services, including lending and depository services, cash management, foreign exchange, and trust and investment management services. It also engages in credit card services, merchant and Automated Teller Machine
          (ATM) processing, mortgage banking, insurance, brokerage and leasing. U.S. Bancorp's banking subsidiaries are engaged in the general banking business, principally in domestic markets. The subsidiaries provide a range of products and services to individuals, businesses, institutional organizations, governmental entities and other financial institutions. The Company operates in five segments: Wholesale Banking, Consumer Banking, Wealth Management & Securities Services, Payment Services, and Treasury and Corporate Support. On November 21, 2008, the Company acquired the banking operations of Downey Savings & Loan Association, F.A. and PFF Bank & Trust.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06880

     o Wells Fargo & Company (Wells Fargo) is a financial holding company and a bank holding company. The Company is a diversified financial services company providing retail, commercial and corporate banking services through banking stores located in 39 states and the District of Columbia. It provides other financial services through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services, mortgage-backed securities servicing and venture capital investment. The Company operates in three segments: Community Banking, Wholesale Banking and Wells Fargo Financial. On December 31, 2008, Wells Fargo acquired Wachovia Corporation (Wachovia).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

     o Chevron Corporation (Chevron) manages its investments in subsidiaries and affiliates, and provides administrative, financial, management and technology support to the United States and International subsidiaries that engage in fully integrated petroleum operations, chemicals operations, mining operations of coal and other minerals, power generation and energy services. Exploration and production (upstream) operations consist of exploring for, developing and producing crude oil and natural gas, and also marketing natural gas. Refining, marketing and transportation (downstream) operations relate to refining crude oil into finished petroleum products; marketing crude oil and the many products derived from petroleum, and transporting crude oil, natural gas and petroleum products by pipeline, marine vessel, motor equipment and rail car. Chemical operations include the manufacture and marketing of commodity petrochemicals, plastics for industrial uses, and fuel and lubricant oil additives.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00368

                             Historical Information

     The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the the four quarters of 2006, 2007, 2008 and the first quarter of 2009, as well as the period from April 1, 2009 through April 15, 2009. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                Apple Inc (AAPL)
                                (Apr-99 - Apr-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day            Period-End Closing
  Start Date            Date               Price of the              Price of the               Price of the
                                        Reference Stock in        Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
  ----------            ----                    ---                       ---                        ---
   1/1/2006           3/31/2006                86.4                      57.67                      62.72
   4/1/2006           6/30/2006                73.8                      55.41                      57.27
   7/1/2006           9/29/2006                77.78                     50.16                      76.98
  9/30/2006          12/29/2006                93.159                    72.6                       84.84

   1/1/2007           3/30/2007                97.8                      81.9                       92.91
  3/31/2007           6/29/2007               127.61                     89.6                      122.04
  6/30/2007           9/28/2007               155                       111.62                     153.47
  9/29/2007          12/31/2007               202.96                    150.63                     198.08

   1/1/2008           3/31/2008               200.26                    115.44                     143.5
   4/1/2008           6/30/2008               192.24                    143.61                     167.44
   7/1/2008           9/30/2008               180.91                    100.59                     113.66
  10/1/2008          12/31/2008               116.4                      79.14                      85.35

   1/1/2009           3/31/2009               109.98                     78.2                      105.12
   4/1/2009           4/15/2009               120.98                    103.89                     117.64


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Aflac Inc (AFL)
                                (Apr-99 - Apr-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day            Period-End Closing
  Start Date            Date               Price of the              Price of the               Price of the
                                        Reference Stock in        Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
  ----------            ----                    ---                       ---                        ---
   1/1/2006           3/31/2006                49.4                      44.72                      45.13
   4/1/2006           6/30/2006                49.29                     44.4                       46.35
   7/1/2006           9/29/2006                46.85                     41.63                      45.76
  9/30/2006          12/29/2006                46.2                      42.5                       46

   1/1/2007           3/30/2007                49.37                     45.18                      47.06
  3/31/2007           6/29/2007                54                        47                         51.4
  6/30/2007           9/28/2007                57.44                     50.19                      57.04
  9/29/2007          12/31/2007                63.91                     55.77                      62.63

   1/1/2008           3/31/2008                67                        56.75                      64.95
   4/1/2008           6/30/2008                68.81                     62.52                      62.8
   7/1/2008           9/30/2008                68                        51.25                      58.75
  10/1/2008          12/31/2008                60.73                     29.68                      45.84

   1/1/2009           3/31/2009                46.96                     10.83                      19.36
   4/1/2009           4/15/2009                26.3                      17.25                      25.11


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Amazon.com Inc (AMZN)
                                (Apr-99 - Apr-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day            Period-End Closing
  Start Date            Date               Price of the              Price of the               Price of the
                                        Reference Stock in        Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
  ----------            ----                    ---                       ---                        ---
   1/1/2006           3/31/2006                48.58                     35.1391                    36.53
   4/1/2006           6/30/2006                38.84                     31.52                      38.68
   7/1/2006           9/29/2006                38.62                     25.76                      32.12
  9/30/2006          12/29/2006                43.25                     30.58                      39.46

   1/1/2007           3/30/2007                42                        36.3                       39.79
  3/31/2007           6/29/2007                74.72                     39.55                      68.41
  6/30/2007           9/28/2007                94.26                     68.01                      93.15
  9/29/2007          12/31/2007               101.09                     76.5                       92.64

   1/1/2008           3/31/2008                97.43                     61.2                       71.3
   4/1/2008           6/30/2008                84.88                     70.65                      73.33
   7/1/2008           9/30/2008                91.75                     61.32                      72.76
  10/1/2008          12/31/2008                71.99                     34.68                      51.28

   1/1/2009           3/31/2009                75.61                     47.63                      73.44
   4/1/2009           4/15/2009                80                        71.71                      74.71


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Bank of America Corp (BAC)
                                (Apr-99 - Apr-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day            Period-End Closing
  Start Date            Date               Price of the              Price of the               Price of the
                                        Reference Stock in        Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
  ----------            ----                    ---                       ---                        ---
   1/1/2006           3/31/2006                47.24                     42.75                      45.54
   4/1/2006           6/30/2006                50.5                      45.26                      48.1
   7/1/2006           9/29/2006                54                        47.59                      53.57
  9/30/2006          12/29/2006                55.08                     51.32                      53.39

   1/1/2007           3/30/2007                54.21                     48.36                      51.02
  3/31/2007           6/29/2007                52.2                      48.55                      48.89
  6/30/2007           9/28/2007                52.78                     46.52                      50.27
  9/29/2007          12/31/2007                52.96                     40.61                      41.26

   1/1/2008           3/31/2008                45.08                     33.12                      37.91
   4/1/2008           6/30/2008                41.8641                   22.44                      23.87
   7/1/2008           9/30/2008                39.5                      18.44                      35
  10/1/2008          12/31/2008                38.5                      10.01                      14.08

   1/1/2009           3/31/2009                14.81                      2.53                       6.82
   4/1/2009           4/15/2009                11.58                      6.44                      10.44


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   CA Inc (CA)
                                (Apr-99 - Apr-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day            Period-End Closing
  Start Date            Date               Price of the              Price of the               Price of the
                                        Reference Stock in        Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
  ----------            ----                    ---                       ---                        ---
   1/1/2006           3/31/2006                29.5                      26.58                      27.21
   4/1/2006           6/30/2006                27.34                     19.69                      20.55
   7/1/2006           9/29/2006                24.46                     18.97                      23.69
  9/30/2006          12/29/2006                25.49                     21.29                      22.65

   1/1/2007           3/30/2007                27.46                     22.98                      25.91
  3/31/2007           6/29/2007                28.46                     24.72                      25.83
  6/30/2007           9/28/2007                26.98                     22.86                      25.72
  9/29/2007          12/31/2007                28.11                     24.02                      24.95

   1/1/2008           3/31/2008                26.62                     20.21                      22.5
   4/1/2008           6/30/2008                26.68                     21.54                      23.09
   7/1/2008           9/30/2008                24.67                     18.3089                    19.96
  10/1/2008          12/31/2008                20.99                     12                         18.53

   1/1/2009           3/31/2009                19.18                     15.13                      17.61
   4/1/2009           4/15/2009                18.48                     16.94                      17.26


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Caterpillar Inc (CAT)
                                (Apr-99 - Apr-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day             Low Intra-Day           Period-End Closing
  Start Date            Date              Price of the               Price of the              Price of the
                                       Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                        ($)                       ($)
  ----------            ----                   ---                        ---                       ---
   1/1/2006           3/31/2006               77.21                      57.05                     71.81
   4/1/2006           6/30/2006               82.03                      64.41                     74.48
   7/1/2006           9/29/2006               75.43                      62.09                     65.8
  9/30/2006          12/29/2006               70.92                      58.82                     61.33

   1/1/2007           3/30/2007               68.43                      57.98                     67.03
  3/31/2007           6/29/2007               82.89                      65.86                     78.3
  6/30/2007           9/28/2007               87                         70.59                     78.43
  9/29/2007          12/31/2007               82.74                      67                        72.56

   1/1/2008           3/31/2008               78.63                      59.6                      78.29
   4/1/2008           6/30/2008               85.96                      72.56                     73.82
   7/1/2008           9/30/2008               75.87                      58.11                     59.6
  10/1/2008          12/31/2008               59.03                      31.95                     44.67

   1/1/2009           3/31/2009               47.12                      21.71                     27.96
   4/1/2009           4/15/2009               33.94                      27.44                     33.02


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Chevron Corp (CVX)
                                (Apr-99 - Apr-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                62.72                     53.76                     57.97
   4/1/2006           6/30/2006                63.65                     55.41                     62.06
   7/1/2006           9/29/2006                68.47                     60.72                     64.86
  9/30/2006          12/29/2006                76.2                      62.22                     73.53

   1/1/2007           3/30/2007                74.98                     64.99                     73.96
  3/31/2007           6/29/2007                85.19                     74.05                     84.24
  6/30/2007           9/28/2007                95.5                      78.25                     93.58
  9/29/2007          12/31/2007                95.2                      81.92                     93.33

   1/1/2008           3/31/2008                95.21                     76.4                      85.36
   4/1/2008           6/30/2008               104.63                     84.57                     99.13
   7/1/2008           9/30/2008               100                        77.5                      82.48
  10/1/2008          12/31/2008                83.7                      55.5                      73.97

   1/1/2009           3/31/2009                78.45                     56.12                     67.24
   4/1/2009           4/15/2009                71.29                     65.59                     66.7


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Deere & Co (DE)
                                (Apr-99 - Apr-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day            Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the              Price of the               Price of the
                                       Reference Stock in        Reference Stock in         Reference Stock in
                                               ($)                       ($)                        ($)
  ----------            ----                   ---                       ---                        ---
   1/1/2006           3/31/2006               40                        33.805                     39.525
   4/1/2006           6/30/2006               45.99                     38.1932                    41.745
   7/1/2006           9/29/2006               42.485                    33.45                      41.955
  9/30/2006          12/29/2006               50.7                      41.505                     47.535

   1/1/2007           3/30/2007               58.25                     45.115                     54.32
  3/31/2007           6/29/2007               62.82                     51.585                     60.37
  6/30/2007           9/28/2007               74.95                     56.955                     74.21
  9/29/2007          12/31/2007               93.74                     70.175                     93.12

   1/1/2008           3/31/2008               94.7658                   71.2                       80.44
   4/1/2008           6/30/2008               94.89                     70.16                      72.13
   7/1/2008           9/30/2008               74.18                     46.18                      49.5
  10/1/2008          12/31/2008               49.49                     28.5                       38.32

   1/1/2009           3/31/2009               46.76                     24.51                      32.87
   4/1/2009           4/15/2009               39.2                      31.88                      39.14


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Devon Energy Corp (DVN)
                                (Apr-99 - Apr-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day            Period-End Closing
  Start Date            Date               Price of the              Price of the               Price of the
                                        Reference Stock in        Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
  ----------            ----                    ---                       ---                        ---
   1/1/2006           3/31/2006                69.97                     55.3                       61.17
   4/1/2006           6/30/2006                65.25                     48.94                      60.41
   7/1/2006           9/29/2006                74.75                     57.19                      63.15
  9/30/2006          12/29/2006                74.49                     58.55                      67.08

   1/1/2007           3/30/2007                71.24                     62.8                       69.22
  3/31/2007           6/29/2007                83.92                     69.3                       78.29
  6/30/2007           9/28/2007                85.2                      69.01                      83.2
  9/29/2007          12/31/2007                94.75                     80.05                      88.91

   1/1/2008           3/31/2008               108.13                     74.56                     104.33
   4/1/2008           6/30/2008               127.16                    101.31                     120.16
   7/1/2008           9/30/2008               127.43                     82.1                       91.2
  10/1/2008          12/31/2008                91.69                     54.4                       65.71

   1/1/2009           3/31/2009                73.11                     38.55                      44.69
   4/1/2009           4/15/2009                51.18                     43.35                      49.91


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Freeport-McMoRan Copper & Gold (FCX)
                                (Apr-99 - Apr-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day           Low Intra-Day             Period-End Closing
  Start Date            Date               Price of the             Price of the                Price of the
                                        Reference Stock in       Reference Stock in          Reference Stock in
                                                ($)                      ($)                         ($)
  ----------            ----                    ---                      ---                         ---
   1/1/2006           3/31/2006                65                       47.11                       59.77
   4/1/2006           6/30/2006                72.2                     43.1                        55.41
   7/1/2006           9/29/2006                62.29                    47.58                       53.26
  9/30/2006          12/29/2006                63.7                     47.6                        55.73

   1/1/2007           3/30/2007                67.19                    48.85                       66.19
  3/31/2007           6/29/2007                85.5                     65.62                       82.82
  6/30/2007           9/28/2007               110.6                     67.07                      104.89
  9/29/2007          12/31/2007               120.2                     85.71                      102.44

   1/1/2008           3/31/2008               107.37                    68.96                       96.22
   4/1/2008           6/30/2008               127.24                    93                         117.19
   7/1/2008           9/30/2008               117.11                    51.21                       56.85
  10/1/2008          12/31/2008                56.75                    15.7                        24.44

   1/1/2009           3/31/2009                43.45                    21.16                       38.11
   4/1/2009           4/15/2009                46.22                    36.6                        44.8


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Frontier Oil Corp (FTO)
                                (Apr-99 - Apr-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day            Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the              Price of the               Price of the
                                       Reference Stock in        Reference Stock in         Reference Stock in
                                               ($)                       ($)                        ($)
  ----------            ----                   ---                       ---                        ---
   1/1/2006           3/31/2006               30.98                     18.99                      29.675
   4/1/2006           6/30/2006               33.1                      23.75                      32.4
   7/1/2006           9/29/2006               37.8                      24.33                      26.58
  9/30/2006          12/29/2006               33                        24                         28.74

   1/1/2007           3/30/2007               33.75                     25.47                      32.64
  3/31/2007           6/29/2007               45.75                     31.95                      43.77
  6/30/2007           9/28/2007               49.1                      31.61                      41.64
  9/29/2007          12/31/2007               49.13                     39.54                      40.58

   1/1/2008           3/31/2008               41                        25.22                      27.26
   4/1/2008           6/30/2008               33                        23.03                      23.91
   7/1/2008           9/30/2008               24.26                     16.49                      18.42
  10/1/2008          12/31/2008               18.38                      7.51                      12.63

   1/1/2009           3/31/2009               16.84                     11.8                       12.79
   4/1/2009           4/15/2009               15.19                     12.31                      14.42


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            General Electric Co (GE)
                                (Apr-99 - Apr-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day            Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the              Price of the               Price of the
                                       Reference Stock in        Reference Stock in         Reference Stock in
                                               ($)                       ($)                        ($)
  ----------            ----                   ---                       ---                        ---
   1/1/2006           3/31/2006               35.63                     32.21                      34.78
   4/1/2006           6/30/2006               35.24                     32.78                      32.96
   7/1/2006           9/29/2006               35.65                     32.06                      35.3
  9/30/2006          12/29/2006               38.49                     34.62                      37.21

   1/1/2007           3/30/2007               38.28                     33.9                       35.36
  3/31/2007           6/29/2007               39.77                     34.55                      38.28
  6/30/2007           9/28/2007               42.07                     36.2                       41.4
  9/29/2007          12/31/2007               42.15                     36.07                      37.07

   1/1/2008           3/31/2008               37.742                    31.65                      37.01
   4/1/2008           6/30/2008               38.52                     26.15                      26.69
   7/1/2008           9/30/2008               30.39                     22.16                      25.5
  10/1/2008          12/31/2008               25.75                     12.58                      16.2

   1/1/2009           3/31/2009               17.24                      5.7279                    10.11
   4/1/2009           4/15/2009               12.5                       9.8                       11.83


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Home Depot Inc (HD)
                                (Apr-99 - Apr-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day            Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the              Price of the               Price of the
                                       Reference Stock in        Reference Stock in         Reference Stock in
                                               ($)                       ($)                        ($)
  ----------            ----                   ---                       ---                        ---
   1/1/2006           3/31/2006               43.95                     38.5                       42.3
   4/1/2006           6/30/2006               42.93                     35.63                      35.79
   7/1/2006           9/29/2006               37.65                     32.85                      36.27
  9/30/2006          12/29/2006               40.37                     35.55                      40.16

   1/1/2007           3/30/2007               42.01                     36.35                      36.74
  3/31/2007           6/29/2007               41.19                     36.6                       39.35
  6/30/2007           9/28/2007               41.01                     31.85                      32.44
  9/29/2007          12/31/2007               34.55                     25.57                      26.94

   1/1/2008           3/31/2008               31.08                     23.77                      27.97
   4/1/2008           6/30/2008               30.5                      23.32                      23.42
   7/1/2008           9/30/2008               30.74                     20.76                      25.89
  10/1/2008          12/31/2008               26.09                     17.05                      23.02

   1/1/2009           3/31/2009               25.49                     17.49                      23.56
   4/1/2009           4/15/2009               26.1                      22.92                      25.67


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             JPMorgan Chase & Co (JPM)
                                (Apr-99 - Apr-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day            Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the              Price of the               Price of the
                                       Reference Stock in        Reference Stock in         Reference Stock in
                                               ($)                       ($)                        ($)
  ----------            ----                   ---                       ---                        ---
   1/1/2006           3/31/2006               42.43                     37.88                      41.64
   4/1/2006           6/30/2006               46.8                      39.33                      42
   7/1/2006           9/29/2006               47.49                     40.4                       46.96
  9/30/2006          12/29/2006               49                        45.51                      48.3

   1/1/2007           3/30/2007               51.95                     45.91                      48.38
  3/31/2007           6/29/2007               53.25                     47.7                       48.45
  6/30/2007           9/28/2007               50.48                     42.16                      45.82
  9/29/2007          12/31/2007               48.02                     40.15                      43.65

   1/1/2008           3/31/2008               49.29                     36.01                      42.95
   4/1/2008           6/30/2008               49.95                     33.96                      34.31
   7/1/2008           9/30/2008               49                        29.24                      46.7
  10/1/2008          12/31/2008               50.63                     19.69                      31.53

   1/1/2009           3/31/2009               31.64                     14.96                      26.58
   4/1/2009           4/15/2009               34.15                     25.29                      32.56


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Lowe's Cos Inc (LOW)
                                (Apr-99 - Apr-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day            Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the              Price of the               Price of the
                                       Reference Stock in        Reference Stock in         Reference Stock in
                                               ($)                       ($)                        ($)
  ----------            ----                   ---                       ---                        ---
   1/1/2006           3/31/2006               34.825                    30.58                      32.22
   4/1/2006           6/30/2006               33.48                     29.5                       30.335
   7/1/2006           9/29/2006               31.15                     26.15                      28.06
  9/30/2006          12/29/2006               31.98                     27.85                      31.15

   1/1/2007           3/30/2007               35.74                     29.87                      31.49
  3/31/2007           6/29/2007               33.19                     30.35                      30.69
  6/30/2007           9/28/2007               32.53                     25.98                      28.02
  9/29/2007          12/31/2007               31.72                     21.01                      22.62

   1/1/2008           3/31/2008               26.87                     19.94                      22.94
   4/1/2008           6/30/2008               27.18                     20.52                      20.75
   7/1/2008           9/30/2008               28.49                     18                         23.69
  10/1/2008          12/31/2008               23.73                     15.76                      21.52

   1/1/2009           3/31/2009               23.17                     13                         18.25
   4/1/2009           4/15/2009               20.62                     17.65                      19.43


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Monsanto Co (MON)
                                (Oct-00 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day            Period-End Closing
  Start Date            Date               Price of the              Price of the               Price of the
                                        Reference Stock in        Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
  ----------            ----                    ---                       ---                        ---
   1/1/2006           3/31/2006                44.18                     39.095                     42.375
   4/1/2006           6/30/2006                44.88                     37.905                     42.095
   7/1/2006           9/29/2006                48.45                     40.925                     47.01
  9/30/2006          12/29/2006                53.49                     42.75                      52.53

   1/1/2007           3/30/2007                57.08                     49.1                       54.96
  3/31/2007           6/29/2007                68.81                     54.34                      67.54
  6/30/2007           9/28/2007                86.9                      58.5                       85.74
  9/29/2007          12/31/2007               116.25                     82.51                     111.69

   1/1/2008           3/31/2008               129.28                     90.5                      111.5
   4/1/2008           6/30/2008               145.8                     104.6                      126.44
   7/1/2008           9/30/2008               126.91                     92.67                      98.98
  10/1/2008          12/31/2008               100.69                     63.47                      70.35

   1/1/2009           3/31/2009                87.92                     69.62                      83.1
   4/1/2009           4/15/2009                85.75                     76.98                      82.31


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Microsoft Corp (MSFT)
                                (Apr-99 - Apr-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day             Low Intra-Day           Period-End Closing
  Start Date            Date              Price of the               Price of the              Price of the
                                       Reference Stock in         Reference Stock in        Reference Stock in
                                               ($)                       ($)                        ($)
  ----------            ----                   ---                       ---                        ---
   1/1/2006           3/31/2006               28.38                     26.1                       27.21
   4/1/2006           6/30/2006               27.941                    21.4599                    23.3
   7/1/2006           9/29/2006               27.52                     22.23                      27.35
  9/30/2006          12/29/2006               30.26                     27.15                      29.86

   1/1/2007           3/30/2007               31.48                     26.6                       27.87
  3/31/2007           6/29/2007               31.16                     27.56                      29.47
  6/30/2007           9/28/2007               31.84                     27.51                      29.46
  9/29/2007          12/31/2007               37.5                      29.29                      35.6

   1/1/2008           3/31/2008               35.96                     26.87                      28.38
   4/1/2008           6/30/2008               32.1                      27.11                      27.51
   7/1/2008           9/30/2008               28.5                      23.5                       26.69
  10/1/2008          12/31/2008               27.47                     17.5                       19.44

   1/1/2009           3/31/2009               21                        14.87                      18.37
   4/1/2009           4/15/2009               19.89                     18.18                      18.83


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Nucor Corp (NUE)
                                (Apr-99 - Apr-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day            Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the              Price of the               Price of the
                                       Reference Stock in        Reference Stock in         Reference Stock in
                                               ($)                       ($)                        ($)
  ----------            ----                   ---                       ---                        ---
   1/1/2006           3/31/2006               54.901                    33.635                     52.395
   4/1/2006           6/30/2006               60.3                      44.8                       54.25
   7/1/2006           9/29/2006               55.94                     45.12                      49.49
  9/30/2006          12/29/2006               67.55                     47.5                       54.66

   1/1/2007           3/30/2007               66.99                     53.2                       65.13
  3/31/2007           6/29/2007               69.93                     56.07                      58.65
  6/30/2007           9/28/2007               64.75                     41.62                      59.47
  9/29/2007          12/31/2007               64.97                     50.11                      59.22

   1/1/2008           3/31/2008               75.67                     47.72                      67.74
   4/1/2008           6/30/2008               83.56                     65.89                      74.67
   7/1/2008           9/30/2008               73.89                     35.48                      39.5
  10/1/2008          12/31/2008               48.29                     25.25                      46.2

   1/1/2009           3/31/2009               49                        29.84                      38.17
   4/1/2009           4/15/2009               44.25                     37.28                      42.47


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Union Pacific Corp (UNP)
                                (Apr-99 - Apr-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day            Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the              Price of the               Price of the
                                       Reference Stock in        Reference Stock in         Reference Stock in
                                               ($)                       ($)                        ($)
  ----------            ----                   ---                       ---                        ---
   1/1/2006           3/31/2006               46.865                    38.81                      46.675
   4/1/2006           6/30/2006               48.745                    41.915                     46.48
   7/1/2006           9/29/2006               46.48                     39.325                     44
  9/30/2006          12/29/2006               48.08                     43.135                     46.01

   1/1/2007           3/30/2007               52.92                     44.79                      50.775
  3/31/2007           6/29/2007               61.395                    50.205                     57.575
  6/30/2007           9/28/2007               64.68                     49.69                      56.53
  9/29/2007          12/31/2007               68.78                     55.035                     62.81

   1/1/2008           3/31/2008               65.285                    52.66                      62.69
   4/1/2008           6/30/2008               82.76                     62.98                      75.5
   7/1/2008           9/30/2008               85.8                      67.34                      71.16
  10/1/2008          12/31/2008               71.78                     41.84                      47.8

   1/1/2009           3/31/2009               54.66                     33.28                      41.11
   4/1/2009           4/15/2009               48.33                     39.82                      46.59


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                US Bancorp (USB)
                                (Apr-99 - Apr-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day            Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the              Price of the               Price of the
                                       Reference Stock in        Reference Stock in         Reference Stock in
                                               ($)                       ($)                        ($)
  ----------            ----                   ---                       ---                        ---
   1/1/2006           3/31/2006               31.31                     28.99                      30.5
   4/1/2006           6/30/2006               31.89                     30.17                      30.88
   7/1/2006           9/29/2006               33.42                     30.54                      33.22
  9/30/2006          12/29/2006               36.85                     32.96                      36.19

   1/1/2007           3/30/2007               36.84                     34.4                       34.97
  3/31/2007           6/29/2007               35.18                     32.74                      32.95
  6/30/2007           9/28/2007               34.17                     29.09                      32.53
  9/29/2007          12/31/2007               34.25                     30.21                      31.74

   1/1/2008           3/31/2008               35.01                     27.86                      32.36
   4/1/2008           6/30/2008               35.25                     27.78                      27.89
   7/1/2008           9/30/2008               42.23                     20.57                      36.02
  10/1/2008          12/31/2008               37.31                     20.22                      25.01

   1/1/2009           3/31/2009               25.43                      8.06                      14.61
   4/1/2009           4/15/2009               18.20                     13.92                      17.89


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wells Fargo & Co (WFC)
                                (Apr-99 - Apr-08)
                                 [CHART OMITTED]



   Period-           Period-End          High Intra-Day            Low Intra-Day            Period-End Closing
  Start Date            Date              Price of the              Price of the               Price of the
                                       Reference Stock in        Reference Stock in         Reference Stock in
                                               ($)                       ($)                        ($)
  ----------            ----                   ---                       ---                        ---
   1/1/2006           3/31/2006               32.755                    30.31                      31.935
   4/1/2006           6/30/2006               34.855                    31.9                       33.54
   7/1/2006           9/29/2006               36.89                     33.355                     36.18
  9/30/2006          12/29/2006               36.99                     34.9                       35.56

   1/1/2007           3/30/2007               36.64                     33.01                      34.43
  3/31/2007           6/29/2007               36.49                     33.93                      35.17
  6/30/2007           9/28/2007               37.99                     32.66                      35.62
  9/29/2007          12/31/2007               37.78                     29.29                      30.19

   1/1/2008           3/31/2008               34.56                     24.38                      29.1
   4/1/2008           6/30/2008               32.4                      23.46                      23.75
   7/1/2008           9/30/2008               44.675                    20.46                      37.53
  10/1/2008          12/31/2008               38.95                     19.89                      29.48

   1/1/2009           3/31/2009               30.47                      7.8                       14.24
   4/1/2009           4/15/2009               19.95                     13.65                      19.55


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about April 30, 2009, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated October 20, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                        $




                                   [RBC LOGO]
                              Royal Bank of Canada



                            Reverse Convertible Notes



                                  April _, 2009